UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2018

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-3575334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On October 30, 2018, Egalet Corporation (the “Company” or “Egalet”) and Egalet US Inc., a wholly-owned subsidiary of Egalet (“Egalet US”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Iroko Pharmaceuticals Inc. (“Iroko”) pursuant to which, upon the terms and subject to the conditions set forth therein, Egalet US will acquire certain assets and rights of Iroko, referred to in the Purchase Agreement as the “Transferred Assets,” and assume certain liabilities of Iroko, referred to in the Purchase Agreement as the “Assumed Liabilities,” including assets related to Iroko’s marketed products VIVLODEX®, TIVORBEX®, ZORVOLEX®  and INDOCIN® (indomethacin) oral suspension and suppositories (“INDOCIN”) (collectively, the “Iroko Acquisition”). Egalet expects the Iroko Acquisition to close in the first quarter of 2019.

Structure; Plan of Reorganization

As further described below, the Iroko Acquisition is to be effectuated pursuant to, and is conditioned upon, the occurrence of the effective date (the “Effective Date”) of the Joint Plan of Reorganization (the “Plan”) related to the voluntary petitions for reorganization (the “Bankruptcy Petitions”) under the Bankruptcy Code filed by the Company and its wholly-owned subsidiaries (collectively, the “Debtors”) in the United States Bankruptcy Court for the District of Delaware (the “Court”) on October 30, 2018.

Consideration

Subject to the terms and conditions of the Purchase Agreement, at the closing of the Iroko Acquisition, as consideration for the Transferred Assets, in addition to the assumption of the Assumed Liabilities, Egalet will issue to Iroko (or its designees) (i) $45 million in aggregate principal amount of Series A-2 Notes (as defined below) and (ii) 49.0% of the aggregate number of shares of New Egalet Common Stock (as defined below) outstanding on the Effective Date (without giving effect to any shares issued or to be issued pursuant to the Management Incentive Plan (as defined below)), a portion of which may be issuable in the form of warrants in accordance with the terms of the Purchase Agreement.  The consideration will also include the Iroko Royalty (as defined below).

In addition, as consideration for certain pre-closing inventory purchases and regulatory fees to be paid by Iroko, at the closing of the transactions contemplated by the Purchase Agreement, the Company will issue to Iroko an unsecured promissory note in the aggregate principal amount of $4,500,000 as reimbursement for such amounts (the “Interim Payments Note”).  In connection with the issuance of the Series A-2 Notes, on the Effective Date, Iroko and Egalet will also enter into a royalty rights agreement pursuant to which Egalet will pay a 1.5% royalty on net sales of the combined Company’s products following the closing.

Iroko Royalty

Subject to the terms and conditions of the Purchase Agreement, during the Royalty Term (as defined below), Iroko will be entitled to receive the Royalty Payments (as defined in the Purchase Agreement) (the “Iroko Royalty”) from the Company based upon Indocin Net Sales (as defined in the Purchase Agreement).  The “Royalty Term” will commence on the later of January 1, 2019 and the Closing Date (as defined in the Purchase Agreement) and end on the tenth anniversary of the Closing Date. The Iroko Royalty shall be payable quarterly during the Royalty Term.  For the fiscal year ending December 31, 2019, the Iroko Royalty will be equal to: 15% of Indocin Net Sales greater than $20 million for the period from the Closing Date through December 31, 2019; and for each subsequent fiscal year during the Royalty Term, the Iroko Royalty will be equal to 20% of annual Indocin Net Sales for such fiscal year greater than $20 million.  The Iroko Royalty target will be prorated for any fiscal year during the Royalty Period that is not a full fiscal year in accordance with the terms of the Purchase Agreement.

Board of Directors; Stockholder’s Agreement

The Purchase Agreement provides that, on the Closing Date, the term of each member of the board of directors of the Company will expire and the Company’s board of directors will consist of seven (7) members designated as follows: (i) two members designated by Iroko (the “Iroko Directors”), (ii) the current Chief Executive Officer of

Egalet Corporation, (iii) the current Chairman of the Board of Directors of Egalet Corporation, (iv) one member designated by the members of the Ad Hoc Secured Noteholder Committee (as defined in the Plan) after consultation with the current Chief Executive Officer of Egalet, (v) one member designated by the members of the Ad Hoc Convertible Noteholder Committee (as defined in the Plan) after consultation with the current Chief Executive Officer of Egalet, and (vi) one member designated jointly by the mutual agreement of members of the Ad Hoc Secured Noteholder Committee, the members of the Ad Hoc Convertible Noteholder Committee and Iroko after consultation with the current Chief Executive Officer of Egalet.

In connection with the closing of the transactions contemplated by the Purchase Agreement, the Company and Iroko will also enter into a stockholder agreement pursuant to which, among other things, Iroko will agree to customary lock-up and standstill provisions with respect to its New Egalet Common Stock. The stockholder agreement will also provide Iroko with certain rights related to the designation, appointment, replacement and removal of the Iroko Directors.

Covenants, Representations and Warranties

Egalet and Egalet US, on the one hand, and Iroko, on the other hand, have each made customary covenants in the Purchase Agreement, including, among others, covenants relating to confidentiality and regulatory matters (including anti-trust filings), as well as covenants to conduct their respective businesses in the ordinary between the execution of the Purchase Agreement and the consummation of the Iroko Acquisition (subject to certain exceptions, including the implementation of the transactions contemplated by the Plan on the terms described therein). In addition, the Purchase Agreement contains provisions that restrict each party’s ability to initiate, solicit, or knowingly encourage or facilitate competing third-party proposals for any transaction involving a merger of such party or the acquisition of a significant portion of its stock or assets, subject to certain exceptions. Further, Iroko and certain of its affiliates have agreed to certain restrictive covenants including with respect to non-competition and non-solicitation of customers, suppliers and employees for periods of up to 18 months following the Closing Date.

In addition, as compensation for certain royalty payments payable by Iroko to third parties following the Closing Date, pursuant to the Purchase Agreement the Company has agreed to pay to Iroko, on a quarterly basis, with respect to any payments or proceeds whatsoever arising from a Naproxen Product, Tivorbex Product or Zorvolex Product (each as defined in the Purchase Agreement), five percent (5%) of Net Sales (as defined in the Purchase Agreement) and certain other amounts in respect of a sublicense of any such product.

Egalet and Egalet US, on the one hand, and Iroko, on the other hand, have also made customary representations and warranties regarding their respective businesses, including representations and warranties regarding organization, due authority, their respective financial statements, intellectual property matters, tax matters, compliance with law, their respective material contracts, sufficiency of assets, employee and employee benefit matters and regulatory matters.

Conditions

Consummation of the Iroko Acquisition is subject to certain conditions, including, among others: (i) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (ii) the absence of any order or injunction prohibiting the consummation of the Iroko Acquisition; (iii) approval of the Plan and entry of the Confirmation Order (as defined in the Purchase Agreement); (iv) subject to certain exceptions, the accuracy of representations and warranties of the Company or Egalet US, on the one hand, or Iroko, on the other hand, contained in the Purchase Agreement as if made on the closing date; (v) each of the Company or Egalet US, on the one hand, or Iroko, on the other hand, having performed their respective obligations pursuant to the Purchase Agreement; (vi) the receipt of certain third party consents and release of liens on Transferred Assets; (vii) the filing of certain information with the FDA and there being no recall of Iroko’s or the Company’s products, (viii) the Company having (A) an aggregate cash balance of at least $10.2 million minus a buffer of fifteen percent (15%) of that amount and (B) current liabilities of no more than $40.93 million plus a buffer of 7.5% of that amount, in each case, as of the Closing Date and after giving effect to the Plan, (ix) the Company having no outstanding indebtedness other than the New Secured Notes and the Interim Payments Note (as defined in the Purchase Agreement), and (x) no Material Adverse Effect (as defined in the Purchase Agreement) having occurred with respect to Iroko’s or the Company’s respective businesses.

Termination

The Purchase Agreement contains certain termination rights for the Company and Egalet US, on the one hand, and Iroko, on the other hand, including (i) by mutual written consent of Iroko and the Company, (ii) in the event of certain breaches or inaccuracies of a representation, warranty or covenant that, if continuing on the Closing Date would cause certain closing conditions to be unsatisfied, (iii) if any governmental authority enjoins the Iroko Acquisition or the Debtors convert the Chapter 11 Cases (as defined below) to cases under chapter 7 of the Bankruptcy Code.  In addition, the Purchase Agreement automatically terminates without any further notice or action by the Company and Egalet US, on the one hand, or Iroko, on the other hand, on the earliest to occur of the following dates:  (i) the date that is five (5) days after the date of the Purchase Agreement unless the Petition Date (as defined in the Plan) shall have occurred; (ii) the date that is 120 days after the Petition Date unless the Plan has been confirmed by the Bankruptcy Court pursuant to the Confirmation Order and the Confirmation Order is in full force and effect and has not been stayed, modified or vacated; and (iii) January 31, 2019; provided that the Company and Iroko may mutually agree in writing, each in its sole discretion, to extend any such deadlines or milestones. If the Purchase Agreement is terminated, under certain circumstances, the Company may be required to reimburse a portion of Iroko’s transaction fees up to a maximum aggregate amount of $1,500,000 (the “Buyer Reimbursement Obligation”).  Within ten (10) Business Days after the Petition Date, the Debtors are required to file with the Bankruptcy Court a motion, in form and substance reasonably satisfactory to Iroko, seeking approval of the Buyer Reimbursement Obligation as an administrative expense of the Debtors’ Chapter 11 Cases under section 503(b) of the Bankruptcy Code.

Indemnification

The Company and Egalet US, on the one hand, and Iroko, on the other hand, have agreed to indemnify each other and certain of their respective affiliates and related persons from and against certain Damages (as defined in the Purchase Agreement) including Damages resulting from breaches of representations, warranties and covenants.  In addition, Iroko has agreed to indemnify the Company from and against any Damages related to Excluded Liabilities and Excluded Assets (each as defined in the Purchase Agreement) and the Company and Egalet US have agreed to indemnify Iroko from and against any Damages related to the Assumed Liabilities and certain liabilities related to the Plan and the Disclosure Statement.

Iroko’s indemnification obligations pursuant to the Purchase Agreement will be supported by (i) a right of set-off in favor of the Company and Egalet US against amounts otherwise owed to Iroko by the Debtors, including with respect to the Series A-2 Notes, the New Royalty Rights Agreements, and the Iroko Royalty, and (ii) a right of recoupment.  In addition, certain affiliates of Iroko have agreed to indemnify the Company against Damages relating to Excluded Liabilities in certain circumstances and subject to certain limitations.

Each party’s indemnification obligations are subject to customary caps, deductibles, survival periods and other limitations.

Services Agreements

In connection with the Iroko Acquisition, Iroko and the Company will enter into a transition services agreement, pursuant to which, in order to assist the Company with the integration of Iroko’s business following the Effective Date, Iroko will provide the Company certain transition services for specified periods of time in exchange for the payment of agreed-upon amounts or other appropriate consideration for such services. In addition, on the date of the Purchase Agreement, the Company entered into two separate master services agreements with each of Athilio Pharma, LLC (“Athilio”) and 42 North, LLC (“42 North”) pursuant to which Athilio and 42 North will provide certain services to the Company with respect to Iroko’s business and the transition thereof.

Registration Rights Agreement

In connection with the closing of the transactions contemplated by the Purchase Agreement, the Company and Iroko will enter into a registration rights agreement pursuant to which the Company will grant to Iroko customary demand and piggyback registration rights with respect to the shares of New Egalet Common Stock issued as consideration to Iroko.

New Secured Notes Term Sheet

As described in part above, in connection with the transactions contemplated by the Purchase Agreement and the Plan, the Company and its subsidiaries intend to enter into an indenture with respect to new first-lien secured notes (the “New Senior Secured Notes”) with an interest rate of 13% per annum payable in cash semi-annually in arrears, a maturity date of five (5) years from the date of issuance, and otherwise on substantially similar terms to, and secured by substantially similar collateral as, the Existing Senior Secured Notes, other than: (i) the New Senior Secured Notes will be issued in two series, (x) the “Series A-1 Notes,” to be issued to holders of New Senior Secured Notes other than Iroko and which will be subject to an interest holiday from the date of issuance through November 1, 2019 and (y) the “Series A-2 Notes,” to be issued to Iroko and which will be subject to the rights of set-off and recoupment and related provisions set forth in the Purchase Agreement; (ii) the indenture governing the New Senior Secured Notes will include a financial maintenance covenant; (iii) the definition of “Net Sales” and certain other related definitions will be amended to include the Company’s existing products as well as the products to be acquired in the Iroko Acquisition; and (iv) certain other changes agreed to by the Company and the holders of the New Senior Secured Notes, including an increase in the amount of additional indebtedness the Company may incur pursuant to an asset-based lending facility from $10 million to $20 million and the other changes described in the term sheet attached as Exhibit J to the Purchase Agreement.  In connection with the issuance of the New Senior Secured Notes, the Company will enter into new or amended royalty rights agreements, as applicable, with the holders of the New Senior Secured Notes which will provide for the payment of an aggregate 1.5% royalty on Net Sales (as defined in the indenture governing the New Senior Secured Notes) from the issuance date through December 31, 2020.

The foregoing description of the material terms of the Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Purchase Agreement contains warranties and covenants that Iroko, on one hand, and Egalet and Egalet US, on the other hand, made to each other as of specific dates. The assertions embodied in those warranties and covenants were made solely for purposes of the Purchase Agreement between the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters as facts. Moreover, information concerning the subject matter of the warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Egalet’s public disclosures. For the foregoing reasons, no person should rely on the warranties as statements of factual information at the time they were made or otherwise.

Restructuring Support Agreement

On October 30, 2018, the Company entered into a Restructuring Support Agreement (the “Support Agreement”) with creditors holding approximately 94% in aggregate principal amount outstanding and in excess of a majority in number of the Company’s existing 13% Senior Secured Notes (the “Existing Senior Secured Notes”) and approximately 67% in aggregate principal amount outstanding of the Company’s existing 5.50% Convertible Senior Notes due 2020 (the “5.50% Notes”) and 6.50% Convertible Senior Notes due 2024 (the “6.50% Notes”), taken together as a single class (collectively, the “Supporting Noteholders”), in connection with the Debtors’ filing of the Bankruptcy Petitions on October 30, 2018.

The Support Agreement contemplates, among other things, the financial restructuring of the existing indebtedness of the Debtors through pre-arranged Chapter 11 bankruptcy filings (the “Restructuring”) on terms consistent with the Support Agreement and the Plan attached thereto. The Plan provides for the following, among other things:

•                  payment in full, in cash, of all allowed administrative claims, priority tax claims, statutory fees, professional fee claims and certain other priority and secured claims;

•                  the cancellation of all of the Company’s common stock and all other equity interests in the Company;

•                  the conversion of approximately $80 million of claims related to the Existing Senior Secured Notes (the “First Lien Secured Notes Claims”) into (i) $50 million in aggregate principal amount of Series A-1 Notes

(as defined below), (ii) a number of shares of common stock of reorganized Egalet (“New Egalet Common Stock”) representing, in the aggregate, 19.38% of the New Egalet Common Stock outstanding as of the Effective Date (subject to dilution only on account of the Management Incentive Plan) (the “First Lien Equity Distribution”), (iii) $20 million in cash less certain amounts related to adequate protection payments, and (iv) cash in an amount equal to certain unpaid fees and expenses of the trustee under the indenture governing the Existing Senior Secured Notes provided, however, that if the Debtors elect to consummate an offering (the “Rights Offering”) of subscription rights (the “Subscription Rights”) to eligible holders of the 5.50% Notes and 6.50% Notes to purchase up to $10 million of shares of New Egalet Common Stock, the shares of New Egalet Common Stock otherwise allocable to the First Lien Note Equity Distribution shall be distributed pursuant to the Rights Offering, and the holders of First Lien Secured Notes Claims shall receive up to $10 million in cash instead of the First Lien Note Equity Distribution;

•                  the conversion of $48.6 million of claims related to the 5.50% Notes and 6.50% Notes into (i) a number of shares of New Egalet Common Stock representing, in the aggregate, 31.62% of the New Egalet Common Stock as of the Effective Date (subject to dilution only on account of the Management Incentive Plan), and (ii) if the Debtors elect to consummate the Rights Offering and such holder is eligible to participate, the Subscription Rights;

•                  the implementation of a customary incentive plan for Egalet management pursuant to which 10.0% of the New Egalet Common Stock outstanding as of the Effective Date shall be reserved for participants on terms to be determined by Egalet’s board of directors after the Effective Date (the “Management Incentive Plan”); and

•                  the consummation of the Iroko Acquisition pursuant to the Purchase Agreement.

Under certain circumstances, holders of claims may elect to receive warrants to purchase New Egalet Common Stock in lieu of shares of New Egalet Common Stock issuable in respect of their claims.

The Support Agreement permits the Supporting Noteholders to terminate the agreement upon the occurrence (or failure to occur) of certain events, including: (i) the Petition Date (as defined in the Support Agreement) not having occurred on or before October 31, 2018; (ii) the Court not having entered certain orders within designated periods of time following the Petition Date; (iii) the Effective Date not having occurred on or before the date that is ninety five days after the Petition Date; and (iv) the termination of the Purchase Agreement. The Support Agreement also includes a customary “fiduciary out” provision.

This summary of the material terms of the Support Agreement is not intended to be complete and is qualified in its entirety by reference to the Support Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Musial Consulting Agreement

As previously disclosed, on October 14, 2018, Stan Musial, Executive Vice President and Chief Financial Officer of the Company, tendered his resignation as an officer of the Company effective November 9, 2018 to pursue other opportunities.  On October 30, 2018, the Company and Mr. Musial entered into a separation agreement and release (the “Separation Agreement”) pursuant to which, among other things, (i) Mr. Musial will provide consulting services to the Company following his departure as an officer through December 31, 2018 for aggregate compensation of $130,000, (ii) Mr. Musial will receive payments related to accrued wages, unreimbursed expenses and in lieu of certain healthcare coverage benefits, (iii) Mr. Musial has agreed to a customary release of claims against the Company and (iv) Mr. Musial has agreed to certain customary restrictive covenants, including with respect to non-competition and non-solicitation.

This summary of the material terms of the Separation Agreement is not intended to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.                                        Termination of a Material Definitive Agreement.

On October 29, 2018, the Company entered into a Termination and Settlement Agreement (the “Halo Termination Agreement”) with Halo Pharmaceutical Inc. (“Halo”) pursuant to which, in connection with the Company’s previously announced discontinuation of the marketing of ARYMO ER, the Company terminated its Drug Product Manufacturing Services Agreement by and between Halo Pharmaceutical, Inc., on the one hand, and Egalet Corporation, Egalet Limited and Egalet US Inc., on the other hand, dated as of February 28, 2017 (the “Manufacturing Agreement”).  Pursuant to the Halo Termination Agreement, the Company will pay to Halo an aggregate sum of $3.1 million in full satisfaction of its obligations to Halo under the Manufacturing Agreement and with respect to certain ongoing services to be performed by Halo in connection with certain activities related to the commercial wind-down of the products.  The Halo Termination Agreement also contained a customary mutual release by the parties.

This summary of the material terms of the Halo Termination Agreement is not intended to be complete and is qualified in its entirety by reference to the Halo Termination Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.03.                                        Bankruptcy or Receivership.

To the extent required by Item 1.03 of Form 8-K, the information contained in Items 1.01 and 7.01 of this Current Report on Form 8-K with the respect to the filing of the Chapter 11 Cases is incorporated herein by reference.

Item 2.04.                                        Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described in Items 1.01 and 7.01 constitutes an event of default that accelerated the Company’s and its subsidiaries obligations under the following existing debt instruments (the “Existing Debt Instruments”): (i) the Indenture, dated August 31, 2016, by and among Egalet, Egalet US, Egalet Limited (“Egalet UK”) and U.S. Bank National Association, as trustee and collateral agent, and the related security documents, governing the Existing Senior Secured Notes; (ii) the Indenture, dated April 7, 2015, by and among Egalet, Egalet US, Egalet UK and The Bank of New York Mellon, as trustee, governing the 5.50% Notes; and (iii) the Indenture, dated December 27, 2017, by and among Egalet, Egalet US, Egalet UK and The Bank of New York Mellon, as trustee, governing the 6.50% Notes.

The Existing Debt Instruments provide that as a result of the Bankruptcy Petitions and corresponding events of default, the principal and accrued but unpaid interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Existing Debt Instruments are automatically stayed as a result of the Bankruptcy Petitions and the creditors’ rights of enforcement in respect of the Existing Debt Instruments are subject to the applicable provisions of the Bankruptcy Code. In addition, pursuant to the Support Agreement, the Supporting Noteholders have agreed to forbear from exercising any of their rights and remedies under the applicable Existing Debt Instruments.

As previously announced in the Company’s Current Report on Form 8-K filed on September 19, 2018, the Company’s failure to complete its previously announced offer to repurchase the 5.50% Notes set forth in the Fundamental Change Company Notice, Make-Whole Fundamental Change Company Notice and Offer to Repurchase to Holders of the 5.50% Convertible Senior Notes due 2020, dated July 31, 2018, as amended August 10, 2018 and its failure to pay interest on the 5.50% Notes when due on October 1, 2018 also constituted an event of default and/or default under certain of the Existing Debt Instruments.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by Item 5.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.                                        Regulation FD Disclosure.

On October 30, 2018, the Debtors filed the Bankruptcy Petitions. The Debtors’ have requested that the Chapter 11 cases (the “Chapter 11 Cases”) be jointly administered for procedural purposes only under the caption In re Egalet Corporation, et al., Case No. 16-[•]. The Debtors intend to continue to operate their businesses as “debtors-in-

possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.  The Debtors expect ordinary course operations to continue substantially uninterrupted during the Chapter 11 Cases and are seeking approval from the Court for relief under certain “first day” motions authorizing the Debtors to continue to conduct their businesses in the ordinary course. The Debtors’ filings with the Court and other information related to the Chapter 11 Cases are available at a website administered by the Debtors claims agent at www.kccllc.net/egalet (the “Chapter 11 Site”). Information contained in, or that can be accessed through, the Chapter 11 Site is not a part of, and is not incorporated into, this Current Report on Form 8-K.

Included in the information filed with the Court on October 30, 2018 are the Plan and the related disclosure statement (the “Disclosure Statement”), copies of which are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

The information in this report under Item 7.01, including Exhibits 99.1 and 99.2 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.                                        Other Information.

Press Release

On October 31, 2018, Egalet issued a press release announcing its entry into the Purchase Agreement and the transactions contemplated thereby. The press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Common Stock Trading Market

Pursuant to the listing standards of the OTCQX Market (the “OTCQX”), an issuer may not be listed on the OTCQX if it is subject to bankruptcy or reorganization proceedings.  Accordingly, the filing of the Chapter 11 Cases will result in the listing of the common stock of the Company being removed from the OTCQX and being moved to and to continue trading on the OTC Pink Open Market (the “Pink Sheets”).  The Company expects its securities to begin trading on the Pink Sheets beginning on or about November 1, 2018.

Cautionary Note Regarding the Chapter 11 Cases

Holders of the Company’s common stock and the Company’s other security holders are cautioned that trading in securities of the Company during the pendency of the Chapter 11 Cases will be highly speculative and will pose substantial risks. The Plan contemplates that the Company’s existing securities, including its outstanding shares of common stock, will be cancelled and extinguished upon confirmation of the Plan by the Court. Trading prices for the Company’s securities may bear little or no relation to actual recovery, if any, by holders thereof in the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “potential,” “continue,” “seek to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for each such forward-looking statement, the Company cautions you that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which it cannot be certain, including, but not limited to, risks related to: the costs of the restructuring and the ability to emerge expeditiously, including there being no substantial objection to or litigation with respect to the restructuring; the Company’s ability to satisfy the requirements of the Support Agreement, including consummation of the proposed plan of reorganization; the Company’s expected motions to be filed in the Chapter 11 proceeding and the dispositions of such motions; the Company’s continued operations and customer and supplier relationships while in a Chapter 11 proceeding; the resources needed to support the Company’s operations while in a Chapter 11 proceeding; the Company’s ability to lower debt and interest payments, operate its business and satisfy its obligations while in a Chapter 11 proceeding; the public disclosure of sensitive business information, including projections, as part of the Chapter 11 proceedings; the anticipated benefits of the proposed Iroko Acquisition and the impact of the Iroko Acquisition on the Company’s earnings, capital structure, strategic plan and results of operations; the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement, the failure of the closing conditions to the Iroko Acquisition to be satisfied (or any material delay in satisfying such conditions); the failure to consummate the Iroko Acquisition; the costs, fees, expenses and charges (if any) related to the Iroko Acquisition and the Restructuring; the Company’s ability to continue as a going concern; the trading price of the Company’s common stock and the liquidity of the trading market with respect thereto, including the fact that the Plan contemplated by the Support Agreement provides for all existing equity interests of our common stockholders to be cancelled and for our common stockholders to lose the full amount of their investment; the Company’s ability to recruit or retain key scientific or management personnel or to retain our executive officers; and general market conditions.  You should refer to the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q as filed with the SEC, which are incorporated herein by reference, for a discussion of additional important factors that may cause the Company’s actual results to differ materially from those expressed or implied by our forward-looking statements.  As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.  Furthermore, such forward-looking statements speak only as of the date of this report. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 - Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated October 30, 2018, by and among Egalet Corporation, Egalet US Inc. and Iroko Pharmaceuticals Inc.*
10.1	Restructuring Support Agreement, dated October 30, 2018, by and among Egalet Corporation, Egalet US Inc., Egalet Limited and the Supporting Noteholders
10.2	Employment Separation Agreement and General Release, dated October 30, 2018, by and among Egalet Corporation and Stanley J. Musial
10.3	Termination and Settlement Agreement, dated October 30, 2018, by and among Halo Pharmaceutical Inc., Egalet Corporation, Egalet US Inc. and Egalet Ltd.
99.1	Debtors’ Joint Plan of Reorganization, filed with the Court on October 30, 2018
99.2	Disclosure Statement for Debtors’ Joint Plan of Reorganization, filed with the Court on October 30, 2018
99.3	Press Release, dated October 31, 2018

* - The registrant has omitted certain schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2018	Egalet Corporation

	By:	/s/ Robert S. Radie
Name: Robert S. Radie
Title: Chief Executive Officer